                                                                    EXHIBIT 21.1

                              INPRISE CORPORATION
                       ACTIVE SUBSIDIARIES OF REGISTRANT

Name                                         Jurisdiction of Incorporation
----                                         -----------------------------
  INPRISE (AUSTRALIA) PTY, LTD.                       Australia
  INPRISE CANADA, INC.                                   Canada
  INPRISE (UK)                                   United Kingdom
  INPRISE (FRANCE)                                       France
  INPRISE GMBH                                          Germany
  INPRISE (HK) LTD.                                   Hong Kong
  INPRISE (JAPAN) CO., LTD.                               Japan
  INPRISE (SINGAPORE) PTE., LTD.                      Singapore
  INPRISE, B.V. (NETHERLANDS)                       Netherlands
  INPRISE TECHNOLOGY, CORPORATION                      Delaware
  INTERBASE, INC.                                      Delaware
  APOGEE INFORMATION SYSTEMS, INC.                United States
  INPRISE DO BRASIL                                      Brasil
  INPRISE SALES CORPORATION                                USVI
  INPRISE INTERACTIVE, INC.                            Delaware
  INPRISE VENTURES, INC.                               Delaware